EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (this "Agreement") is made and is effective this 15th day of August 2000 by and between Synergy Technologies Corporation, a Colorado corporation based at 335 25th Street NE in Calgary, Alberta, Canada (the "Company"), and Mr. John Gradek, a resident of Calgary, Alberta, Canada (the "Executive").

NOW THEREFORE the parties hereto agree as follows:

1.   EMPLOYMENT

      The Company hereby agrees to initially employ the Executive as its Chief Executive Officer and the Executive hereby accepts such employment in accordance with the terms of the Agreement and the terms of employment applicable to regular employees of the Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control. Election or appointment of the Executive to another position or office, regardless of whether such office or position is inferior to the Executive's initial office or position, shall not be a breach of this Agreement.

2.   DUTIES OF THE EXECUTIVE

       The duties of the Executive shall include the performance of all of the duties typical of the office held by the Executive, including the duties and obligations described below and such other duties and projects as may be assigned by the Board of Directors of the Company. The Executive shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and business-like manner. The Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, partner or advisor or in any other capacity nor shall he directly or indirectly beneficially own five percent (5%) or more of the outstanding capital stock of any publicly reporting company, either with or without any compensation, without the prior written consent of the Board of Directors of the Company. In addition to the duties described herein, the Executive is also authorized and directed to do the following:

- Set corporate direction and move into new areas that allow innovation and improved competitiveness;
- Ensure the Company is able to continue as a going-concern and lead ongoing financing efforts;
-    Lead short and long-term planning processes;
-    Focus on customer satisfaction in decision making;
- Act as the Company's chief communicator and promote communications within the Company;
- Keep goals, challenges, and vision in front of persons both inside and outside the organization;
- Set the tone of the organization's way of doing business by example, and by ensuring entrepreneurial spirit, as well as accountability for results;
- Design and lead the executive management team. Continually renew and improve the team;
- Properly manage corporate resources for a healthy balance of long and short-term needs, including human resources;
- Ensure that proper measurement and control practices are in place;
- Shape the organization's structure and processes to fit the strategy and style sought by the Board and chief executive;
- Ensure that the organization is in a state of continuous learning, searching for ways to improve the Company, seeking feedback and using it for positive change.

3.   COMPENSATION

      The Executive will be paid compensation during this Agreement as follows:

     A. A base salary of $120,000 USD per year, payable in monthly installments on the first day of the month preceding active service. The base salary shall be adjusted at the end of each year of employment at the discretion of the Board of Directors of the Company.

     B. An incentive salary equal to 5% of the adjusted net profits (hereinafter defined) of the Company beginning with the Company's year-end (First Incentive Year) and each fiscal year thereafter during the term of this Agreement. "Adjusted net profits" shall be the net profit of the Company before federal, state and/or provincial income taxes, determined in accordance with generally accepted accounting practices by the Company's independent accounting firm and adjusted to exclude: (i) any incentive salary payments paid pursuant to this Agreement, (ii) any contributions to pension and/or profit sharing plans; (iii) any extraordinary gains or losses (including, but not limited to, gains or losses on disposition of assets; (iv) any refund or deficiency of federal, state and/or provincial income taxes paid in a prior year, and (v) any provision for federal, state and/or provincial taxes made in prior years which is subsequently determined to be unnecessary. The determination of the adjusted net profits made by the independent accounting firm employed by the Company shall be final and binding upon the Executive and the Company. The incentive salary payment shall be made within thirty (30) days after the Company's independent accounting firm has concluded its audit of the Company's annual financial statements. If the final audit is not prepared within ninety (90) days after the end of fiscal year, the Company shall make a preliminary payment equal to fifty percent (50%) of the amount due based upon the adjusted net profits preliminarily determined by the independent accounting firm, subject to payment of the balance, if any, promptly following completion of the audit by the Company's independent accounting firm. The maximum incentive salary payable for any one year shall not exceed 100% of the then applicable base salary of the Executive.

4.   BENEFITS

     A.    Vacation:   Following the first three (3)  months
       of  employment, the Executive will be entitled to  25
       paid vacation days each year.

     B. Sick Leave: The Executive shall be entitled to paid sick days and bereavement days according to regular policies and procedures of the Company. Additional sick days or bereavement days over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the Board of Directors.

     C.    Medical and Group Life Insurance:    The  Company
       agrees to include the Executive in the group medical and hospital plan of the Company, if applicable, and provide group life insurance, if applicable, for the Executive at no charge to the Executive in the amount of Five Hundred Thousand ($500,000) USD during the term of this agreement

     D. Pension and Profit Sharing:The Executive shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by the Company for the benefit of its officers and/or regular employees.

     E. Expense Reimbursement:The Executive shall be entitled for reimbursement for all reasonable expenses, including travel and entertainment, incurred by the Executive in the performance of the Executive's duties. The Executive will maintain records and written receipts as required by the Company policy and reasonably requested by the Board of Directors to substantiate such expenses.

5.   TERM AND TERMINATION

     A. The initial term of this Agreement shall commence on August 15, 2000 and it shall continue in effect for a period of two (2) years (the "Initial Term"). Thereafter, this Agreement shall be renewed upon the mutual Agreement of the Executive and the Company. This Agreement and the Executive's employment may be terminated at the Company's discretion during the Initial Term, provided that the Company shall pay to the Executive an amount equal to payment at the Executive's base salary for the remaining period of the Initial Term, plus an amount equal to 12 months of the Executive's base salary. In the event of such termination, the Executive shall be entitled to receive any incentive salary payment or other compensation on a prorated basis through the date of termination. The Company shall continue to pay medical, life insurance, if applicable, for the Executive during the severance period and shall pay all obligations not paid as they accrue, including but not limited to salary and accrued bonuses and incentive salary.

     B. This Agreement and the Executive's employment may be terminated by the Company at its discretion at any time after the Initial Term, provided that in such case, the Executive shall be paid 12 months of the Executive's then applicable base salary. In the event of such termination, the Executive will be entitled to receive any incentive salary payment or other compensation on a prorated basis through the date of termination.

     C. This Agreement may be terminated by the Executive at the Executive's discretion by providing at least thirty (30) days prior written notice to the Company. In the event of such termination by the Executive pursuant to this subsection, the Company may immediately relieve the Executive of all duties and immediately terminate this Agreement provided that the Company shall pay the Executive at the then applicable base salary rate to the termination date included in the Executive's original termination notice.

     D. Notwithstanding any other provision of this Agreement, the Executive's employment may be terminated by the Company upon five (5) days notice for cause. For purposes of this
       Section 5.D., "cause" shall mean:

          1. any act of fraud, dishonesty, misappropriation or similar act of bad faith or negligence on the part of the Employee;
          2. a breach by the Executive of his duties and obligations under Section 2 hereof, including but not limited failure to follow the directions of the Board of Directors of the Company;
          3. any action which results in damages to the reputation or standing of the Company;
          4. having been convicted of any criminal act or engaging in any act of moral turpitude.

     In the event of termination of the Agreement pursuant to this subsection, the Executive shall be paid only at the then applicable base salary up to and including the date of termination. The Executive shall not be paid any incentive salary payments, severance pay or other compensation, prorated or otherwise.

     E. In the event the Company is acquired, or is the non-surviving party in a merger, or sells or substantially all of its assets, this Agreement shall not be terminated and the Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement. If the Executive is not transferred to the successive entity, this will be treated as a termination of this Agreement and it shall be comparable pursuant to sections 5A and 5B of this Agreement.

     F. The Executive agrees that the services to be rendered by him hereunder are unique. Upon termination or expiration of this Agreement, the Executive shall not engage as an employee in any competing or related business until after the occurrence of the later of: (a) the date that is the third anniversary from the date hereof; or (b) one (1) year from such termination or the expiration of this Agreement, including any extensions, renewals or amendments of the term hereof.

6.   NOTICES

      Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services, and shall be addressed as follows:

     If to the Company:

           The  Board  of  Directors - Synergy  Technologies
Corporation
             c/o   Ms.   Jacqueline   Danforth,   Employment
Coordinator
          335 25th Street,S.E.
          Calgary, Alberta  T2A 7H8 Canada

     If to the Executive:

          Mr. John Gradek
          298 Patterson Blvd. SW
          Calgary, Alberta
          T3H 3K1 Canada

7.   FINAL AGREEMENT

      This Agreement terminates and supersedes all prior understandings or agreement on the subject matter hereof.
This Agreement may be modified only by a further writing that is duly executed by both parties.

8.   GOVERNING LAW

      This agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

9.   HEADINGS

      The headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10.  NO ASSIGNMENT

      Neither this Agreement nor any interest in this Agreement may be assigned by the Executive without the prior express written approval of the Company, which may be withheld by the Company at the Company's absolute discretion.

11.  SEVERABILITY

      If any terms of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12.  ARBITRATION

     The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Calgary, Alberta, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

13.  CONFIDENTIAL INFORMATION

      The Executive shall not, for his benefit, or the benefit of any third party, use, publish or disclose any proprietary or confidential information relating to (i) the business, operations or profits of the Company or any of its subsidiaries, affiliates, customers, suppliers or licensees: or (ii) any materials, processes, business practices, technology, know-how research, programs, customer lists, customer requirements, proprietary and confidential to the Company which is not discoverable by other means, or other information used in the sale or marketing of any of the products or services of the Company. The provisions of this section shall survive for a period of not less than five (5) years from the date hereof, plus the length of any extensions from the Initial Term.

14.  WAIVERS

      The failure of either party to require performance of any term or obligation of this Agreement, and the waiver by either party of any breach of this Agreement shall not foreclose subsequent enforcement of such a term or obligation, no such failure to be deemed a waiver of any subsequent breach.

15.  INDEMNIFICATION

      The  Company  will  indemnify and  hold  harmless  the
Executive  for  any  amount,  claim  or  cause  of   action,
including reasonable attorney fees incurred by the Executive in the performance of Executive duties in good faith.

16.  MODIFICATION

      No provisions of this Agreement shall be changed or modified, nor shall this Agreement be discharged, in whole or in part, except by an Agreement in writing signed by both parties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the day and year first above written.


SIGNED, SEALED AND DELIVERED



________________________________
WITNESS as to the signature of               JOHN GRADEK
JOHN GRADEK


SYNERGY TECHNOLOGIES
CORPORATION, a
Colorado corporation


_________________________
Cameron Haworth,
President

_________________________
Jacqueline Danforth,
Secretary